AMENDMENT NO. 2 TO AGREEMENT FOR GSK & LIXTE SUPPORTED COLLABORATIVE STUDY

THIS AMENDMENT Number 2 to Agreement for GSK, LIXTE Supported Collaborative Study ("Amendment No. 2") is effective as of last signature date given below ("Effective Date") and is made by and between **GlaxoSmithKline LLC,** with offices at 1250 S. Collegeville Road, Collegeville, PA., 19426-0989 ("GSK"), **LIXTE Biotechnology Holdings, Inc**., having offices at 433 Plaza Real, Suite 275, Boca Raton, FL 33432 ("LIXTE") and **The University of Texas, M. D. Anderson Cancer Center**, a government agency of the State of Texas and a member institution of the University of Texas System ("System") having an address at 1515 Holcombe Blvd, Houston, TX., 77030 ("Institution").

GSK, LIXTE and Institution collectively referred to as "**Parties**" or in the singular "**Party**," under the following terms and conditions collectively referred to as "Parties" or in the singular "Party".

BACKGROUND

WHEREAS, the Parties entered into an Agreement For GSK & LIXTE Supported Collaborative Study with an effective date of 18 September 2023 ("Agreement") and Amendment No.1 with an effective date of 04 April 2025 ("Amendment No.1") relating to the clinical study conducted under Protocol 219582 entitled "Safety and Efficacy of Targeting PP2A in Ovarian Clear Cell Carcinoma (OCCC) using Dostarlimab and LB-100 ("Study"); and

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Identification of Changes

1.1 Appendix A in the Agreement is updated to reflect the following:

(a) Number of Study Subjects of 21 (twenty-one) is deleted in its entirety and replaced with ""forty-two (42)".

(b) Other than the cost of Study drugs, Institution will be responsible for Study costs for patients 22-42. GSK's and Lixte's obligations in Agreement shall extend to patients 22-42, including, but not limited to, provision of their respective drugs to Institution at no cost to Institution.

(c) The SAF included in Appendix A of the Agreement is updated to reflect the following:

(i) Quantity number of vials to be provided by GSK to Institution is increased from 400 to 800.

PSS-219582-MDA-LIXTE-DR.JAZAERI-SCS

(d) LIXTE to provide sufficient quantity to Institution of LIXTE IP to support 2 times points per cycle at 42 Study Subjects (projected 3x from original amount).

1.2 Appendix B, Subsection 1 in the Agreement is deleted in its entirety and replaced with the following:
"1. Enrolment of Study Subjects:
Institution will enroll (which, for clarity, does not include any screening failures) a maximum of forty-two (42) Study Subjects (includes Study Subjects at Northwestern) on the Protocol and use reasonable efforts to achieve an expected rate of 2 Study Subjects per month". GSKs payments are based at the original number of Study Subjects of 21. For clarity, GSK will not make any additional payments for the increase in Study Subjects.

1.3 Appendix B.1 in Amendment No. 1 is deleted in its entirety and replaced with Appendix B.2 under this Amendment No.2.

2. Effect of Amendment

2.1 Except as modified herein, all other terms, provisions, conditions, and covenants of the Agreement, as amended, continue in full force and effect.

2.2 In the event of a conflict between or among the Agreement and this Amendment No. 2, the documents shall govern in this order: (1) this Amendment No.2; (2) Amendment No. **1**, and (3) the Agreement.

3. Counterparts and Signatures

3.1 This Amendment No. 2 may be signed (including electronic signatures, including PDF signatures) in counterparts, each executed by at least one (1) or more of the Parties. Each counterpart will be an original of this Amendment No. 2 and all counterparts taken together will constitute one (1) instrument.

This Amendment No. **2** has been entered into:

For and on behalf of **GSK LLC** by:

Signature: [signature]
Name: Marc Harris
Title: Associate Director
Date: 24-Nov-2025

For and on behalf of **LIXTE Biotechnology Holdings, Inc** by:

Signature: Geordan Pursglove *Electronically signed by: Geordan Pursglove Reason: I am signing for the reasons as stated in the document. Date: Dec 4, 2025 13:44:39 EST*
Name: Geordan Pursglove
Title: CEO
Date: 04-Dec-2025

For and on behalf of **THE UNIVERSITY OF TEXAS M. D. ANDERSON CANCER CENTER** by:

Signature: DocuSigned by: Amy M Moritz 6257A58DD91941A...
Name: Amy M Moritz
Title: Associate Director, ORA
Date: 12/11/2025

Read and Acknowledged:
INVESTIGATOR

DocuSigned by: Amir A Jazaeri 998CFD7843E14D9...
Name: Dr. Amir Jazaeri

Reviewed and Approved by UTMDACC Legal Services for UTMDACC Signature: Megan Turner - 00062019-AM2

Appendix B.2

GSK agrees to provide Funding to Institution in support of the conduct of the Study in the total amount of $1,512,519.40 USD.

1. GSKs final payment to occur when 21 Study Subjects have completed the Study and receipt of the initial report.
2. Institution and GSK agree and acknowledge that the GSK payment amounts are not impacted by the additional Study Subjects or number of drug vials as amended under this Amendment No 2 . For clarity, GSK payment amounts have not changed due to this increased number of Study Subjects or number of vials.
3. Payments by GSK and status is as follows:

Milestone	$ Payment USD-Payment Status
Upon receipt by GSK of (i) the final and fully executed Agreement, (ii) all required documentation, and, (iii) confirmation that the summary Protocol has been posted on clinicaltrials.gov or other public register in accordance with the Agreement.	160,345.04 - Paid
Upon execution of this Amendment No 1, Start-up fees for Social Media Platform/Campaign & Search Engine Optimization	19,500.00- Paid
Upon enrollment of 1 (one) Study subject.	172,345.08 - Paid
Upon enrollment of 4 additional (four) Study subjects (total 5).	172,345.08- Paid
Upon enrollment of 4 additional (four) Study Subjects (total 9).	172,345.08 - Paid
Upon enrollment of 4 additional (four Study Subjects (total 13).	172,345.08- Paid
Upon enrollment of 4 additional (four) Study Subjects (total 17).	172,345.08- Paid
Upon enrollment of 4 additional (four) Study Subjects (total 21).	172,345.08
Upon receipt of documentation that (i) 21 Study Subjects have completed the Study; and (ii) GSK's receipt of an initial report on the first 21 Study Subjects.	298,603.88
TOTAL	**1,512,519.40**

GSK4057190A (Dostarlimab) Supplies Agreement Form: GSK Supply for Supported Studies (Investigator Initiated Study (IIS) and Supported Collaborative Study (SCS))

Refer to VQD-SOP-004991 and VQD-SOP-070869 for use of this form

Supplies Agreement Form Version *1.0, 14-Oct-2025*

Materials Supplied for GSK eTrack ref no. (Internal Study ID) *219582*

GlaxoSmithKline Research & Development will supply Dr. Amir Jazaeri of MD Anderson Cancer Center, 1515 Holcombe Blvd, Houston, Texas 77030, with supplies as described below for Clinical Trial Use only.

Product Name:	Dostarlimab (GSK4057190A)
Product Code:	AA
Item Code	DP282453
Type of Material:	Full Clinical Labelled Clinical Trial Supplies
Dosage Form/Strength:	Solution, 50 mg/mL (10mL vial)
Quantity:	800 vials (approximate quantity that will be sent to cover the duration of the studies)
Technical Storage Conditions:	Store refrigerated, 2°C - 8°C (36°F to 46°F)
Technical Shelf Life: **Technical Storage Conditions and Shelf Life are established through Product Stability.**	36 Months
Packaging Components:	10 mL of solution (extractable volume) filled into a 10 mL Type I borosilicate clear glass vial with a 20 mm West 4432/50 gray chlorobutyl elastomeric stopper laminated with a fluropolymer (FluroTec®) and a 20 mm aluminum overseal with a flip-off cap.
Reference Documents:	Certificate of Conformance (C of C), Certificate of Analysis (C of A)
GSK Cross-referenced Letter Available? **If yes, enter the GSK Cross-referenced Study e-Track reference number and applicable countrie(s):**	Yes 213346 [GARNET] United States

Corresponding GSK IND No/ PIND No / Eudract No (if Europe):	US IND: 126 472
Corresponding Sponsor IND No/ PIND No / Eudract No (if Europe):	US IND: 168 122

Receipt and Storage

Upon receipt of the Investigational Medicinal Product (IMP), the site must check the contents of the consignment against the shipping slip provided. In addition, the staff must confirm the contents have not been tampered with, are not damaged, and any temperature monitoring devices are compliant with required storage conditions.

If the contents of the consignment do not agree with the shipping slip or there is evidence of damage and/or tampering, please notify the Local Depot Shipping department at the phone number on the shipping invoice.

The IMP must be stored in a secure area with restricted access.

Re-supply ordering

Dr. Amir Jazaeri or designee of MD Anderson Cancer Center is responsible for managing site inventory and ordering re-supplies throughout the course of the study as required.

Potential Site Based Temperature Excursion Management

All potential site based temperature excursions must be reported to the selected Almac Clinical Services for assessment and a final disposition decision will be communicated to the Dr. Amir Jazaeri or designee of MD Anderson Cancer Center.

Notifications and Recalls

If during the study, GSK becomes aware of any issue affecting the quality of the material, GSK notifies Dr. Amir Jazaeri or designee of MD Anderson Cancer Center in a timely manner. Dr. Amir Jazaeri or designee of MD Anderson Cancer Center is responsible for the recall of any investigational medicinal products, following consultation with GSK and/or any other company in the case of products supplied by them.

Dr. Amir Jazaeri or designee of MD Anderson Cancer Center must notify GSK of any changes to the protocol that may affect the use of the clinical trial material provided.

Destruction

Dr. Amir Jazaeri or designee of MD Anderson Cancer Center performs the destruction of supplies in accordance with GMP, Good Clinical Practice and with any local or national Regulatory requirements.

Shipping Information

Shipping from	Address	Shipping to	Address
Almac Clinical Services	Almac Clinical Services 25 Fretz Road Souderton Pennsylvania 18964 US	Dr. Amir Jazaeri	MD Anderson Investigational Pharmacy 1515 Holcombe Blvd, Room B1.4392 Houston, Texas 77030

Revision History

Version Number	Changes Made
Version 1	Initial issue

Approval

	GSK CSC (Signature of Author)	Study Delivery Lead (Approval of contents of the SAF on behalf of the IIS/SCS Sponsor, as per VQD-SOP-070869)
Name (Print) & Job Title	Namra Din Supply Chain Study Lead	Tyler Lockard Senior Supported Studies Delivery Lead (Oncology)
Signature	See VQD signature page for approvals	See VQD signature page for approvals
Date	See VQD signature page for approvals	See VQD signature page for approvals